Visium Technologies, Inc. Inks Agreement to Acquire Cyber

Company Threat Surface Solutions Group, LLC.

Fairfax, VA Based Cybersecurity Firms Creating Leading Edge Cybersecurity Company

FAIRFAX, VA / SEPTEMBER 5, 2018 (GLOBE NEWSWIRE) – Visium Technologies Inc. (OTCPink: “VISM”) announced today that it has signed a definitive agreement to acquire Threat Surface Solutions Group, LLC (“TSSG”).

Based in Fairfax, Virginia, TSSG’s focus is on cybersecurity services, including test and measurement (T&M), test and evaluation (T&E), and risk mitigation. TSSG offers comprehensive solutions to protect connected devices such as Internet-of-things (IoT) products, and Industrial IoT (IIoT) systems from penetration, minimizing the liability of manufacturers, and protecting consumers from possible catastrophic loss.

For further information about TSSG, please visit: http://www.threatsurfacesolutions.com/

“This agreement represents the next stage in the evolution of Visium’s capabilities. We anticipate generating significant revenue in the near term from this transaction. TSSG has a material customer relationship with SGS North America and SGS-TUV in Germany that we will benefit from day one. In addition, Visium will be able to provide its customers with unique cybersecurity remediation capabilities and solutions,” said Jamie Holcombe, CEO of Visium Technologies, Inc. “TSSG has designed a proprietary IoT test platform - the Cyber Physical Test Bench (CPTB) - with the unique capability to analyze up to 500,000 IoT devices and/or flows simultaneously. Using the CPTB in conjunction with Visium’s Cauldron visualization technology, Visium will be able to provide its customers with “visualization” to prevent the attack vectors of the cyber threat, dissect threat patterns, and remediate potential vulnerabilities in critical infrastructure.”

TSSG will continue to operate as a wholly owned subsidiary of Visium under the management of Kevin Anderson. TSSG’s technical expertise and proven track record with service delivery and project management will significantly enhance the company’s ability to expand its market reach and to develop, design, and deliver new products and technological solutions to its customers.

“We are extremely excited about being acquired by Visium. The combined organizations have tremendous potential,” said Kevin Anderson, Managing Director of TSSG. “We have significant near-term national and international revenue opportunities that we will deliver on. Our engineering services team’s technical expertise and success with project management, coupled with Visium’s technology and solutions will create a seamless synergy.”

The combining of these two leaders in the cyber-security market provides for the combination of proprietary differentiated cyber products, CPTB and Cauldron. This combination may also be used in eDiscovery and Big Data analytics; it has the potential to become a leading tool in a number of related industries. Additionally, Visium will enable TSSG to expand their service base and deepen its offerings in the rapidly changing cyber-security market.

About Visium Technologies, Inc.

Visium Technologies, Inc. (OTCPink: VISM) is a Florida based company focused on global cybersecurity, advancing technology and cybersecurity tools and services to support enterprises in protecting their most valuable assets - their data, on their networks, in the cloud, and IoT.

For more information please visit www.visiumtechnologies.com.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect management’s current views with respect to future events and performance. These forward-looking statements are based on management’s beliefs and assumptions and information currently available. The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to, whether the reverse stock split will be beneficial to the Company and its shareholders, any inability to meet the NYSE American continued listing standards in the future for any reason, and those other factors described in our filings with the U.S. Securities and Exchange Commission. Any responsibility to update forward-looking statements is expressly disclaimed.

Contact:

Visium Technologies, Inc.

Corporate: Mark Lucky, Chief Financial Officer

mlucky@visiumtechnologies.com